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                                                                   Exhibit 24.2

                               POWER OF ATTORNEY

     The undersigned director of SCG Holding Corporation (the "Company"), which has filed with the United States Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 in connection with the public offering of the 12% Senior Subordinated Notes due 2009 (the "Notes") of the Company and its wholly-owned subsidiary, Semiconductor Components Industries, LLC, hereby constitutes and appoints Steve Hanson, James Thorburn and Dario Sacomani, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place and stead and on his behalf, in any and all capacities, to sign any and all amendments to such Registration Statement on Form S-4, including post-effective amendments, and other documents relating thereto and to file on behalf of the Company any an all amendments to such Registration Statement on Form S-4 with all exhibits thereto and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person as a director of the Company, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof, and this power of attorney shall remain in effect until June 30, 2000.


       Signature                   Title(s)                     Date
       ---------                   -------                      ----

 /s/ William A. Franke       Director of the Company       January 7, 2000
-------------------------
William A. Franke